AMENDMENT NO. 9

TO

AMENDED AND RESTATED MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of September 10, 2024, amends the Amended and Restated Master Investment Advisory Agreement (the "Agreement"), dated July 1, 2020, between AIM Counselor Series Trust (Invesco Counselor Series Trust), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation, as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to change the name of Invesco Capital Appreciation Fund to Invesco Discovery Large Cap Fund in Appendix A and Appendix B in the Agreement, effective December 20, 2024.

NOW, THEREFORE, the parties agree that:

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

"APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement

Invesco American Franchise Fund	February 12, 2010

Invesco Core Plus Bond Fund	June 2, 2009

Invesco Discovery Fund	May 24, 2019

Invesco Discovery Large Cap Fund	May 24, 2019

Invesco Equally-Weighted S&P 500 Fund	February 12, 2010

Invesco Equity and Income Fund	February 12, 2010

Invesco Floating Rate ESG Fund	April 14, 2006

Invesco Global Real Estate Income Fund	March 12, 2007

Invesco Growth and Income Fund	February 12, 2010

Invesco Income Advantage U.S. Fund	March 21, 2006

Invesco NASDAQ 100 Index Fund	October 9, 2020

Invesco Senior Floating Rate Fund	May 24, 2019

Invesco Short Term Municipal Fund	May 24, 2019

Invesco S&P 500 Index Fund	February 12, 2010

Invesco Short Duration High Yield Municipal Fund	September 30, 2015

Invesco SMA Municipal Bond Fund	February 21, 2023

APPENDIX B

COMPENSATION TO THE ADVISER

The Trust shall pay the Adviser, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.

Invesco American Franchise Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $550 million	0.62%
Next $3.45 billion	0.60%
Next $250 million	0.595%
Next $2.25 billion	0.57%
Next $2.5 billion	0.545%
Next $5 billion	0.52%
Next $5 billion	0.51%
Over $20 billion	0.50%

Invesco Core Plus Bond Fund

Net Assets	Annual Rate
First $500 million	0.450%
Next $500 million	0.425%
Next $1.5 billion	0.400%
Next $2.5 billion	0.375%
Over $5 billion	0.350%

Invesco Discovery Fund*

Net Assets	Annual Rate
First $200 million	0.75%
Next $200 million	0.72%
Next $200 million	0.69%
Next $200 million	0.66%
Next $700 million	0.60%
Next $3.5 billion	0.58%
Over $5 billion	0.55%

Invesco Discovery Large Cap Fund*

Net Assets	Annual Rate
First $200 million	0.75%
Next $200 million	0.72%
Next $200 million	0.69%
Next $200 million	0.66%
Next $700 million	0.60%
Next $1 billion	0.58%
Next $2 billion	0.56%
Next $2 billion	0.54%
Next $2 billion	0.52%
Next $2.5 billion	0.50%
Over $11 billion	0.48%

Invesco Equally-Weighted S&P 500 Fund

Invesco S&P 500 Index Fund

Net Assets	Annual Rate
First $2 billion	0.12%
Over $2 billion	0.10%

Invesco Equity and Income Fund

Invesco Growth and Income Fund

Net Assets	Annual Rate
First $150 million	0.50%
Next $100 million	0.45%
Next $100 million	0.40%
Over $350 million	0.35%

Invesco Floating Rate ESG Fund

Net Assets	Annual Rate
First $500 million	0.65%
Next $4.5 billion	0.60%
Next $5 billion	0.575%
Over $10 billion	0.55%

Invesco Global Real Estate Income Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Amount over $10 billion	0.68%

Invesco Income Advantage U.S. Fund

Net Assets	Annual Rate
First $250 million	0.60%
Next $250 million	0.575%
Next $500 million	0.55%
Next $1.5 billion	0.525%
Next $2.5 billion	0.50%
Next $2.5 billion	0.475%
Next $2.5 billion	0.45%
Over $10 billion	0.425%

Invesco NASDAQ 100 Index Fund

Net Assets	Annual Rate
First $2 billion	0.15%
Over $2 billion	0.14%

Invesco Senior Floating Rate Fund*

Net Assets	Annual Rate
First $200 million	0.75%
Next $200 million	0.72%
Next $200 million	0.69%
Next $200 million	0.66%
Next $4.2 billion	0.60%
Next $5 billion	0.58%
Next $10 billion	0.56%
Over $20 billion	0.55%

Invesco Short Term Municipal Fund*

Net Assets	Annual Rate
First $100 million	0.50%
Next $150 million	0.45%
Next $250 million	0.425%
Next $500 million	0.40%
Next $4 billion	0.37%
Over $5 billion	0.35%

Invesco Short Duration High Yield Municipal Fund

Net Assets	Annual Rate
First $100 million	0.4825%
Next $150 million	0.4325%
Next $250 million	0.4075%
Next $4.5 billion	0.3825%
Next $5 billion	0.3725%
Over $10 billion	0.3525%

Invesco SMA Municipal Bond Fund

Net Assets	Annual Rate
All Assets	0.00%

* The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

By:	/s/ Melanie Ringold
Melanie Ringold
Secretary, Senior Vice President, and Chief Legal Officer

INVESCO ADVISERS, INC.

By:	/s/ Glenn Brightman
Glenn Brightman
Senior Vice President